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                                                                  EXHIBIT 10.117

                             SECURED PROMISSORY NOTE

$3,300,000.00                                                   ALBANY, NEW YORK
                                                                JANUARY 14, 2000

         FOR VALUE RECEIVED, CLINTON BROOKSIDE DRIVE, LLC, a New York limited liability company with an office for the transaction of business at 250 South Clinton Street, Syracuse, New York 13202 (the "Borrower") promises to pay to the order of KEY CORPORATE CAPITAL INC., a Michigan corporation with an office for the transaction of business at 127 Public Square, 6th Floor, Cleveland, Ohio 44114 (the "Lender") the principal sum of Three Million Three Hundred Thousand Dollars ($3,300,000.00), or so much thereof as may be advanced from time to time in accordance with the terms of a building loan agreement dated of even date herewith (the "Building Loan Agreement") and a development agreement dated of even date herewith (the "Development Agreement"),with interest on the unpaid principal balance of such amount from the date of this Note or such advance, as the case may be, at the Interest Rate (as hereinafter defined). This Note evidences a loan (the "Loan") made, or so much thereof as may be made, by Lender to Borrower, in the principal amount hereof, and is secured by (a) a mortgage and security agreement from Borrower to Lender dated of even date herewith in the amount of $3,300,000.00 (the "Mortgage"), which creates a lien on certain real property located in the Town of Clinton, County of Oneida, State of New York (the "Real Property"), (b) a guaranty of payment and performance dated of even date herewith from Alterra Healthcare Corporation ("Alterra") to Lender (the "Guaranty"), (c) a limited recourse guaranty dated of even date herewith from Assisted Living Equities, LLC ("ALE") (Alterra and ALE being sometimes hereinafter referred to collectively as the "Guarantor" (provided, however, that Guarantor shall mean Alterra once the Limited Recourse Guaranty is terminated)) to Lender (the "Limited Recourse Guaranty"), (d) a security agreement dated of even date herewith from Borrower to Lender (the "Security Agreement") which, together with financing statements executed in connection therewith (the "Financing Statements") creates a lien security interest in certain personal property (the "Personal Property") more particularly described in the Security Agreement, (e) an assignment of rents and leases dated of even date herewith from Borrower to Lender (the "Assignment") which conditionally assigns all rents and absolutely assigns all leases in respect of the Real Property to Lender, (f) an assignment of contract documents dated of even date herewith (the "Contract Assignment") from Borrower to Lender, (g) a hazardous substances indemnity agreement (the "Indemnity Agreement") dated of even date herewith from the Borrower in favor of Lender, and (h) such other security as may now or hereafter be given to Lender by Borrower and/or the Guarantors as collateral for the Loan (the Building Loan Agreement, the Development Agreement, the Mortgage, the Guaranty, the Limited Recourse Guaranty, the Security Agreement, the Financing Statements, the Assignment, the Contract Assignment, the Indemnity Agreement, this

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Note and such other documents evidencing such other security which may hereafter be given as further security for, or in connection with, the Loan being hereinafter collectively referred to as the "Loan Documents").

                                        I
                                   DEFINITIONS

         Except as otherwise defined herein, capitalized terms used herein shall have the following definitions:

         "Adjusted Prime Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) the Federal Funds Effective Rate plus one-half of one percent (1/2%). Any change in the Adjusted Prime Rate shall be effective immediately from and after such change in the Adjusted Prime Rate.

         "Advance" shall mean each advance of Loan proceeds by Lender to the Borrower, each of which will be treated separately for purposes of computing interest and each of which will accrue interest at the Interest Rate selected by Borrower pursuant to an Interest Rate Election.

         "Business Day" means a day on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to an Advance bearing interest at or with reference to the LIBOR Rate, a day on which dealings are carried on in the London interbank Eurodollar market.

         "Certificate of Occupancy" shall mean the document, temporary or permanent, first issued by the local governmental authority certifying that the Improvements (as defined in the Mortgage) are sufficiently completed to permit occupancy.

         "Completion Date" shall mean the date of admission of the first resident of the Facility.

         "Debt Service Coverage Ratio" shall mean the ratio of (i) net income before interest expense (including capital leases), taxes, depreciation and amortization to (ii) the sum of current maturities of long term debt, capital lease payments and interest expense on the Loan. For the purposes of calculating the Debt Service Coverage Ratio, it shall be assumed that the Borrower is required to make monthly payments of principal in the amount of Three Thousand One Hundred Twelve Dollars and 50/100 ($3,112.50) commencing February 1, 2001, notwithstanding the actual amortization schedule set forth in Article V hereof.

         "Default Interest Rate" shall mean the lesser of (a) the Prime Rate plus four percent (4%) per annum or (b) the highest rate permitted by law.

         "Extended Term" shall mean the period beginning on February 2, 2002 and ending on February 1, 2004.

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         "Extended Term Maturity Date" shall mean February 1, 2004.

         "Election Notice" shall mean the Advance and/or Interest Rate Election Notice which may be used by the Borrower when the Borrower is seeking an Advance and/or electing a Prime Rate or a LIBOR Rate, said Election Notice to be in the form of Exhibit "B" attached hereto and when delivered, to have been completed by the Borrower to indicate an Advance amount (if applicable), an Interest Rate, and, if such Advance is a LIBOR Rate Advance, an Interest Period. An Election Notice shall be provided by Borrower to Lender at least three (3) business days prior to each requested advance. The Election Notice may be delivered to the Lender by telecopy as provided in the Loan Documents.

         "Eurocurrency Reserve Percentage" means, for any Interest Period in respect of any Advance, as of any date of determination of the Interest Rate, the aggregate of the then stated required maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Lender is subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Advances is determined or any category of extension of credit or other assets that include the Advances. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the Advances shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under said Regulation D.

         "Facility" shall mean the adult home facility to be located on the Real Property.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank (or any successor) on such day as being the weighted average of the interest rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Initial Term" shall mean the period beginning on the date of the first Advance and ending on February 1, 2002.

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         "Initial Term Maturity Date" shall mean February 1, 2002.

         "Interest Period" means, with respect to any Prime Rate Advance, the period commencing on the date an Advance is made pursuant to an Election Notice indicating that such Advance is a Prime Rate Advance and ending on the date a LIBOR Interest Rate is selected for such Advance pursuant to a subsequent Election Notice for such Advance. "Interest Period" means, with respect to any LIBOR Rate Advance, the period commencing on the date an Advance is made pursuant to an Election Notice indicating that such Advance is a LIBOR Rate Advance having aduration of either 30, 60, 90 or 180 days and ending on the last day of the Interest Period selected by Borrower, provided that if upon the expiration of such Interest Period, Borrower has failed to timely deliver to Lender a subsequent Election Notice, then the Interest Rate with respect to such Advance shall be an Interest Rate having the duration of 30 days (unless at such time, the Lender shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Rate Advance is not available to Lender in the applicable London interbank market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, in which event the Interest Rate with respect to such Advance shall be the Adjusted Prime Rate, but only until a new Interest Rate is selected by Borrower pursuant to an Election Notice with respect to such Advance). The duration of each Interest Period for any LIBOR Rate Advance shall be thirty, sixty or ninety or one hundred eighty days, in each case as the Borrower shall select upon notice, as set forth herein, provided that:

         (i) no Interest Period with respect to a LIBOR Rate Advance shall be selected which ends after the Initial Term Maturity Date or, in the event the Borrower elects to continue the Loan for the Extended Term, the Extended Term Maturity Date;

         (ii) the Interest Rate that shall be in effect in the event that Lender has declared Borrower in default (after the expiration of all applicable notice and cure periods) under the Building Loan Agreement, the Development Agreement or any other Loan Document shall be the Default Interest Rate;

         (iii) if any Interest Period would otherwise expire on a day which is not a London Banking Day, such Interest Period shall expire on the next London Banking Day, provided that if any Interest Period would otherwise expire on a day which is not a London Banking Day but is a day of the month after which no further London Banking Day occurs in such month, such Interest Period shall expire on the next preceding London Banking Day; and

         (iv) if the Borrower fails to so select the duration of any Interest Period, the duration of such Interest Period shall be thirty days.

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         "Interest Rate" shall mean (a) during the Initial Term, a rate of interest equal to either (i) the Prime Rate or (ii) the thirty, sixty, ninety, or one hundred eighty day LIBOR Rate, in each case as selected by the Borrower pursuant to an Interest Rate Election, plus two and eighty-five hundredths percent (2.85%), (b) during the Extended Term, a rate of interest equal to either (i) the Prime Rate or (ii) the thirty, sixty, ninety, or one hundred eighty day LIBOR Rate, in each case as selected by the Borrower pursuant to an Interest Rate Election, plus two and seventy-five hundredths percent (2.75%). Notwithstanding the preceding sentence (i) (unless Borrower is entitled to a lower Interest Rate pursuant to (ii) below, in which event such lower interest rate will apply) from and after the first day of the month next succeeding the date on which the Project achieves Stabilization, such rate shall be reduced to, and shall thereafter be equal to: (a) if the project achieves Stabilization during the period which is twelve (12) months after the Completion Date, a rate of interest equal to either (i) the Prime Rate or (ii) the thirty, sixty, ninety or one hundred eighty day LIBOR Rate, in each case as selected by the Borrower pursuant to an Interest Rate Election, plus two and five tenths percent (2.50%),
(b) if the Project achieves Stabilization during the period which commences on the first day of the thirteenth (13th) month after the Completion Date and concluding on the last day of the twenty-fourth (24th) month after the Completion Date, a rate of interest equal to either (i) the Prime Rate or (ii) the thirty, sixty, ninety or one hundred eighty day LIBOR Rate, in each case as selected by the Borrower pursuant to the Interest Rate Election, plus two and six tenths percent (2.60%), and (c) if the Project achieves Stabilization during the period which commences on the first day of the twenty-fifth (25th) month after the Completion Date and ending on the last day of the thirty-sixth (36th) month after the Completion Date, a rate of interest equal to either (i) the Prime Rate or (ii) the thirty, sixty, ninety or one hundred eighty day LIBOR Rate, in each case as selected by the Borrower pursuant to an Interest Rate Election, plus two and seven tenths percent (2.70%); (ii) from and after the first day of the month next succeeding the date on which the project achieves a Debt Service Coverage Ratio of not less than 1.6 to 1.0 for a period of three
(3) consecutive months, and regardless of the date on which Stabilization occurs, such rate shall be reduced to, and thereafter be equal to, a rate of interest equal to either (i) the Prime Rate or (ii) the thirty, sixty, ninety or one hundred eight day LIBOR Rate, in each case as selected by the Borrower pursuant to an Interest Rate Election, plus two and forty-five hundredths percent (2.45%); and (iii) (unless Borrower is entitled to a lower Interest Rate pursuant to (i) or (ii) above, in which event such lower interest rate will apply) from and after the first day of the month next succeeding the date on which Borrower has submitted to Lender and Lender has approved (which approval shall not be unreasonably withheld or delayed) a commitment for a permanent loan take-out with respect to the Loan from a lender other than Lender, which commitment does not include any covenants or requirements other than those already attained by Borrower on the date of Lender's approval of such commitment, and regardless of the date on which Stabilization occurs, such rate shall be reduced to, and thereafter be equal to, a rate of interest equal to either (i) the Prime Rate or (ii) the thirty, sixty, ninety or one hundred eighty day LIBOR Rate, in each case as selected by Borrower pursuant to an Interest Rate Election, plus two and fifty-five hundredths percent (2.55%).

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 "Interest Rate Election" shall mean a written election on the part of the
Borrower to choose the thirty, sixty, ninety or one hundred eighty day LIBOR Rate as the reference rate for the determination of the Interest Rate to be charged on an Advance.

         "LIBOR Rate" shall mean, for any Interest Period with respect to a LIBOR Rate Advance, the quotient of: (x) the per annum rate of interest, determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent demonstrative error) as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period, appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as the rate in the London interbank market for dollar deposits in immediately available funds for an amount comparable to such LIBOR Rate Advance and with a maturity comparable to the Interest Period selected by Borrower with respect to such LIBOR Rate Advance divided by (y) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Lender as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Advance, to be the average of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Rate Advance and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage. In respect of any LIBOR Rate Advance, in the event that Lender shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Rate Advance is not available to Lender in the applicable London interbank market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Lender shall promptly give notice of such determination to Borrower and (a) any notice of a new LIBOR Rate Advance previously given by Borrower and not yet borrowed shall be deemed a notice to make a Prime Rate Advance, and (b) Borrower shall be obligated either to prepay, or to convert to a Prime Rate Advance, any outstanding LIBOR Rate Advance on the last day of the then current Interest Period with respect thereto.

         "LIBOR Rate Advance" shall mean an Advance with respect to which interest is payable at an interest rate determined by reference to the LIBOR Rate.

         "London Banking Days" means any day on which commercial banks are open for business in London, England.

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         "Prime Rate" shall mean the rate of interest set, determined or announced on a periodic basis by Key Bank National Association as its "Prime Rate" which rate of interest is not necessarily the lowest rate charged by Key Bank National Association on loans and other credits which may be extended by Key Bank National Association at rates both above and below the Prime Rate (although such other loans and credits shall have no bearing on the determination of the Prime Rate for purposes hereof).

         "Prime Rate Advance" shall mean an Advance with respect to which interest is payable at an interest rate determined by reference to the Prime Rate.

         "Project" shall mean an assisted living project to be constructed on the Real Property and operated by the Borrower.

         "Real Property" shall mean 115 Brookside Drive, Town of Clinton, Oneida County, New York 13323.

         "Stabilization" shall mean the achievement of a Debt Service Coverage Ratio of not less than 1.4 to 1.0 for a period of not less than three (3) consecutive calendar months.

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                                       II
                                    INTEREST

         (a) COMPUTATION OF INTEREST. Interest on the outstanding principal balance of this Note shall be computed on the basis of "a 360-day year for the actual number of days elapsed" (such phrase, as used throughout this Note, shall mean that in computing interest for the subject period, the interest rate shall be multiplied by a fraction, the denominator of which is 360 and the numerator of which is the actual number of days elapsed from the date of the first disbursement of the Loan or the date of the preceding interest and/or principal due date, as the case may be, to the date of the next interest and/or principal due date). Interest shall accrue until the Loan is repaid.

         (b) INTEREST RATE CHANGE PROCEDURES. The Interest Rate calculated hereunder for an Interest Period with respect to a LIBOR Rate Advance shall remain constant for the Interest Period. In the event of a change in the LIBOR Rate, the Interest Rate will change on the first day following the expiration of each Interest Period. The Interest Rate calculated hereunder for an Interest Period with respect to a Prime Rate Advance shall change on the first Business Day following the date Lender changes the Prime Rate.

         (c) IMPLEMENTATION OF DEFAULT INTEREST RATE. Upon the occurrence and during the continuance of an Event of Default (hereinbelow defined), the computation of interest under this Note shall immediately and without further action by Lender be based upon the Default Interest Rate.


                                       III
                  PROCEDURES FOR ADVANCES AND ELECTION NOTICES

         (a) ADVANCES. Provided that no Event of Default (hereinafter defined) has occurred, Advances shall be made available to the Borrower during the period from the date hereof through February 1, 2002. Each Advance shall be either a Prime Rate Advance or a LIBOR Rate Advance, as selected by Borrower pursuant to an Election Notice. Information with regard to any Advance shall be recorded and maintained by Lender in its internal records and such records shall be conclusive as to the information set forth therein, absent demonstrative error.

         (b) PROCEDURE FOR ADVANCES AND ELECTION NOTICES. Borrower may obtain an Advance by delivering an Election Notice signed by any one of the Authorized Individuals on the Schedule of Authorized Individuals attached hereto as Exhibit "C" setting forth the amount of the Advance requested, and indicating an Interest Period

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(which with respect to LIBOR Rate Advance must terminate no later than the
Initial Term Maturity Date or, in the event that Borrower elects to continue the Loan for the Extended Term, the Extended Term Maturity Date) for such Advance. Said Interest Rate as determined in accordance with the terms of this Note at the beginning of the Interest Period with respect to LIBOR Rate Advance shall remain in effect until expiration of the Interest Period chosen by the Borrower for that Advance. With respect to each LIBOR Rate Advance, prior to the end of each Interest Period, if Borrower will not be repaying the amount of that Advance remaining unpaid, Borrower shall provide an Election Notice designating a new Interest Period for that Advance. If Borrower fails to provide the Election Notice to Lender prior to the expiration of any Interest Period with respect to any Advance, and does not repay that Advance, interest shall accrue on that Advance at the rate applicable to a LIBOR Rate, having an Interest Period of thirty days until the Borrower delivers an Election Notice. The Interest Rate as determined in accordance with the terms of this Note with respect to a Prime Rate Advance shall remain in effect until a new Election Notice is delivered to Lender indicating that Borrower has selected a LIBOR Rate with respect to such Advance. Subject to the satisfaction by Borrower with the conditions set forth in Article III(c) hereof, Advances shall be made to Borrower by Lender within five (5) days of Lender's receipt of a properly completed Election Notice. Any Advance shall be deposited by Lender in an account to be opened by Borrower for that purpose with Lender (the "Advance Account") and the deposit of any Advance in the Advance Account by Lender (absent manifest error) shall be conclusive as to the receipt of said Advance by Borrower and Borrower will be responsible for repaying any Advance so made pursuant to the terms of this Note.

         (c) ADVANCES BY LENDER. Advances hereunder shall be made in accordance with, and shall be subject to the terms of the Building Loan Agreement and the Development Agreement. In addition, Lender may make Advances pursuant to the terms hereof, for the purpose of paying any sums which have become due and payable hereunder or under any other Loan Document. Any such Advance shall bear interest at the Interest Rate utilizing a LIBOR Rate reference with an Interest Period of thirty days.


                                       IV
                            LIBOR RESERVE REQUIREMENT

         If because of the introduction of or any change in or because of any judicial, administrative or other governmental interpretation of any law or regulation, there shall be any increase in the direct cost to Lender of making, funding, maintaining or allocating capital to any LIBOR Rate Advance, then Borrower shall from time to time upon demand by Lender pay Lender additional moneys sufficient to compensate Lender for such increased cost.

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

         Any amount or amounts payable by Borrower to Lender pursuant to this Article shall be paid by Borrower to Lender within ten (10) days of receipt by Borrower from Lender of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrower absent demonstrative error.


                                        V
                        PAYMENT OF PRINCIPAL AND INTEREST

         Borrower shall pay interest at the applicable Interest Rate in arrears on the sums advanced under this Note beginning on February 1, 2000 and said payments of interest only shall continue through February 1, 2002. Borrower has the right to extend the Loan to the Extended Term Maturity Date. In the event that Borrower desires to extend the term of the Loan to the Extended Term Maturity Date, Borrower shall provide Lender with a written notice of such election not fewer than thirty (30) days prior to the Initial Term Maturity Date, which election notice shall be accompanied by the payment to Lender of a modification fee in an amount equal to .25% of the outstanding principal balance of the Note (provided, however, that if the outstanding principal balance of the Note on the date of the commencement of the Extended Term exceeds the outstanding principal balance of the Note in respect of which the payment of the modification fee was calculated, the Borrower shall pay to Lender on the date of the commencement of the Extended Term an additional modification fee equal to
 .25% of the difference between such principal balance). In the event of such election, commencing on February 1, 2002, and continuing on the first day of each month thereafter, monthly payments of principal and interest shall be due. The interest portion of each monthly payment shall be calculated based on the Interest Rate. The principal portion of each monthly payment shall be Three Thousand One Hundred Twelve Dollars and 50/100 ($3,112.50) each month. In addition, on the Extended Term Maturity Date, Borrower shall pay Lender the outstanding principal balance of this Note, together with accrued interest thereon and any other sums due hereunder.


                                       VI
                                    COVENANTS

         So long as the Loan is outstanding, Borrower covenants that it shall:

         (a)   During the period commencing with the first day of the sixteenth
(16th) month after the Completion Date and concluding with the last day of the eighteenth (18th) month after the Completion Date, (1) achieve a 75% occupancy rate (based on the number of units comprising the Project), and (2) achieve and sustain for each full month a Debt Service Coverage Ratio of not less than 1.0 to 1.0 provided that this covenant shall be deemed to be satisfied (notwithstanding the failure of Borrower to

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meet the tests set forth above) if by the last day of the twenty-first (21st)
month after the Completion Date, Borrower (1) achieves 75% occupancy rates and
(2) achieves and sustains for one full calendar month a Debt Service Coverage Ratio of not less than 1.0 to 1.0.

         (b)   During the period commencing with the first day of the nineteenth
(19th) month after the Completion Date and concluding with the last day of the twenty-fourth (24th) month after the Completion Date, (1) achieve an 85% occupancy rate (based on the number of units comprising the Project) and (2) achieve and sustain for each full month a Debt Service Coverage Ratio of not less than 1.2 to 1.0, provided that this covenant shall be deemed to be satisfied (notwithstanding the failure of Borrower to meet the tests set forth above) if by the last day of the thirtieth (30th) month after the Completion Date (or the last day of the twenty-seventh (27th) month after the Completion Date, if Events of Default have occurred and are continuing under more than forty percent (40%) of the credit facilities extended by Lender pursuant to the master loan commitment issued by Lender to ALS-Northeast, LLC dated May 5,
1998), Borrower (1) achieves an 85% occupancy rate, (2) achieves and sustains for one full calendar month a Debt Service Coverage Ratio of not less that 1.2 to 1.0, and (3) during the period commencing with the first day of the nineteenth (19th) month after the Completion Date and concluding with the last day of the thirtieth (30th) month after the Completion Date, achieves and sustains for each full month a Debt Service Coverage Ratio of not less that 1.0 to 1.0.

         (c) During the period commencing with the first day of the twenty-fifth (25th) month after the Completion Date and concluding with the last day of the thirty-sixth (36th) month after the Completion Date, (1) achieve a 90% occupancy rate (based on the number of units comprising the Project) and (2) achieve and sustain a minimum Debt Service Coverage Ratio of not less than 1.4 to 1.0, provided that this covenant shall be deemed to be satisfied (notwithstanding the failure of Borrower to meet the tests set forth above) if by the last day of the forty-second (42nd) month after the Completion Date (or the last day of the thirty-ninth (39th) month after the Completion Date, if Events of Default have occurred and are continuing under more than forty percent (40%) of the credit facilities extended by Lender pursuant to the master loan commitment issued by Lender to ALS-Northeast, LLC dated May 5, 1998), Borrower
(1) achieves a 90% occupancy rate, (2) achieves and sustains for one full calendar month a Debt Service Coverage Ratio of not less than 1.4 to 1.0, and
(3) from and after the first day of the twenty-fifth (25th) month after the Completion Date, achieves and sustains for each full month a Debt Service Coverage Ratio of not less than 1.0 to 1.0.

         (d) Cause Alternative Living Services-New York, Inc. to fully subordinate all management fees payable to it pursuant to the Property Management Services Agreement between it and Clinton Sterling Cottage Operator, Inc. to the payment of all debt service and other payments due to Lender in respect of the Loan.

         (e)   Cause Alterra to maintain:

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             (i)    a minimum net worth of One Hundred Five Million Dollars
                    ($105,000,000.00), which minimum net worth requirement shall be increased on the first day of each fiscal quarter, commencing October 1, 1999, by an amount equal to fifty percent (50%) of Alterra's net income for the immediately preceding fiscal quarter, and shall be further increased in the event of any equity offering by Alterra in an amount equal to seventy-five percent (75%) of the net proceeds of such equity offering;

             (ii) a minimum ratio of (a) the sum of Alterra funded non-convertible debt, plus funded non-convertible debt guaranteed by Alterra plus any other contingent liabilities of ALS not otherwise reflected on Alterra's balance sheet to
                    (b) Alterra's total capitalization (including all debt specified in clause (e)(ii)(a) above) of not less than .7 to
                    1.0 on a rolling four (4) quarter basis; and

             (iii) a minimum ratio of (a) the sum of Alterra's net income before extraordinary items, plus income taxes, plus interest expense to (b) interest expense of not less than 1.75 to 1.0 through December 1999 and 2.0 to 1.0 from January 1, 2000 through the balance term of the Loan on a rolling four (4) quarter basis.


         For purposes of this Article, whenever any accounting term is used herein and is not otherwise defined, it shall be interpreted in accordance with generally accepted accounting principles.


                                       VII
                               GENERAL CONDITIONS

         (a) METHOD OF PAYMENT. All payments under this Note are payable at 127 Public Square, 6th Floor, Cleveland, Ohio 44114, or at such other place as Lender shall notify Borrower in writing. Lender reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment, to be by wired federal funds or other immediately available funds or to be paid at a place other than the above address.

         (b) APPLICATION OF PAYMENTS RECEIVED. Except as may otherwise be provided in this Note, all payments received by Lender on this Note shall be applied by Lender to any unpaid Late Payment Charges or Prepayment Penalty (each hereinbelow defined), accrued and unpaid interest then due and owing and the reduction of principal of this Note, in such order and in such amounts as Lender may determine from time to time.

         (c) LATE PAYMENT CHARGES. If Borrower fails to pay any amount of principal and/or interest on this Note for ten (10) days after such payment becomes due, whether by acceleration or otherwise, Lender may, at its option, impose a late payment charge (the "Late Payment Charge") computed by multiplying the amount of each past due payment by four (4%) percent. Until any and all Late Payment Charges are paid in full, the amount thereof shall be added to the indebtedness secured by any of the Loan Documents. The Late Payment Charge is not a penalty and is deemed to be liquidated damages for the purpose of compensating Lender for the difficulty in computing the actual amount of damages incurred by Lender as a result of the late payment by Borrower.

         (d) PREPAYMENT PENALTY. During the Initial Term, the principal balance may be prepaid in whole or in part at any time without premium or penalty. During the Extended Term, the principal balance may be prepaid in whole or in part, provided, however, that Borrower shall pay Lender the actual breakage fees incurred by Lender with respect to any LIBOR Rate Advances being prepaid when the Interest Period for those Advances are greater that thirty (30) days. Lender shall pay any actual breakage fees with respect to any LIBOR Rate Advances being prepaid when the Interest Periods for those Advances are thirty
(30) days or less.

         (e)   REFUSAL TO MAKE FURTHER ADVANCES, ACCELERATION AND DEFAULT.  If:

               (1)  Borrower fails to pay any sum due on this Note within ten
         (10) days of the date the same is due; or

               (2) Borrower shall fail to perform any other covenant, obligation or agreement required to be performed by Borrower under this Note, thirty (30) days after Lender has given written notice of such failure to Borrower or if such failure is capable of cure but cannot be reasonably cured in thirty (30) days, the failure of Borrower to commence to cure such failure within thirty (30) days and thereafter prosecute the same with due diligence; or

               (3) Any material warranty or representation made or given by Borrower or any material financial or other statement submitted by or on behalf of Borrower or any Guarantor in any instrument furnished in compliance with or in reference to this Note or the Loan Documents was false or misleading in any material respect as of the date when made; or

               (4) Borrower or any Guarantor shall generally not be paying debts as they become due or file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of Borrower or any Guarantor or of the whole or substantially all of

         Borrower or any Guarantor's property or of any material portion of the collateral pledged as security for this Note; or if Borrower or any Guarantor shall file a petition or an answer to a petition under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof; or

               (5) A court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of Borrower or any Guarantor or of the whole or substantially all of Borrower or any Guarantor's property, or any material portion of the collateral pledged as security for this Note, or enter an order for relief against Borrower or any Guarantor in any case commenced under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or grant relief under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof and the same is not stayed or discharged within one hundred twenty (120) days of entry; or

               (6) Under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession from Borrower or any Guarantor of all or substantially all of Borrower or any Guarantor's property or any material portion of any collateral pledged as security for this Note; or

               (7) There is commenced against Borrower or any Guarantor any proceeding for any of the foregoing relief or if a petition is filed against Borrower or any Guarantor under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof, and such proceeding or petition remains undismissed for a period of one hundred eighty (180) days or if Borrower or any Guarantor by any act indicates consent to, approval of or acquiescence in any such proceeding or petition; or

               (8) Lender receives a notice to creditors with regard to a bulk transfer by Borrower or any Guarantor pursuant to Article VI of the Uniform Commercial Code or if the Borrower shall dissolve, terminate its existence, fail, cease normal business operation or otherwise discontinue its existence; or

               (9) An "Event of Default", as said term is defined in any of the other Loan Documents, shall have occurred and continues beyond any applicable notice and/or cure period;

then, and in any such event (an "Event of Default"), Lender may, at its option refuse to make any further advances hereunder and declare the entire unpaid balance of this Note together with interest accrued thereon and any other sums due hereunder or under the Loan Documents, to be immediately due and payable and Lender may proceed to exercise any rights or remedies that it may have under this Note or any other Loan Documents, or such other rights and remedies which Lender may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to Lender by paying:

                  (i) the unpaid principal balance hereof as at the date of such payment, plus

                  (ii) accrued interest computed in the manner set forth above, plus

                  (iii) any Late Payment Charge and Prepayment Penalty computed in the manner set forth above, plus

                  (iv) any other sum due and owing Lender under this Note or any other Loan Document.

         (e) COSTS AND EXPENSES ON DEFAULT. After the occurrence of an Event of Default, in addition to principal, interest, and any Late Payment Charge, Lender shall be entitled to collect all reasonable costs of collection, including, but not limited to, reasonable attorneys' fees, incurred in connection with the protection or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such reasonable costs and expenses shall be payable on demand and until paid shall also be secured by the Loan Documents and by all other collateral held by Lender as security for Borrower's obligations to Lender.

         (f) NO WAIVER BY KEY CORPORATE CAPITAL INC. No failure by any Guarantor of the Loan to make any payments shall be deemed a waiver or release of Borrower's obligations hereunder. No failure on the part of Lender or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the Loan evidenced hereby by reason of an Event of Default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which Lender may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Borrower and each endorser or Guarantor hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

         (g) FINANCIAL INFORMATION. Borrower will advise Lender in writing if it operates on other than a calendar year basis. Borrower will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with sound accounting principles and will deliver to Lender, within one hundred fifty (150) days after the end of its fiscal year, a copy of the compiled or, if available, audited financial statements of Borrower relating to such fiscal year, such statements to include (a) the balance sheet of Borrower, at the end of such fiscal year and (b) the related income statement and statement of changes in the financial position of Borrower, for such fiscal year, prepared by such certified public accountants as may be reasonably satisfactory to Lender. Borrower will also provide Lender with copies of quarterly internally prepared financial statements and if requested by Lender a covenant compliance certificate within thirty (30) days of the conclusion of the last day of each quarter. Borrower will also provide Lender during the Project lease-up period with such monthly lease-up information as Lender shall reasonably request. Borrower also agrees to deliver to Lender within fifteen
(15) days after filing same, a copy of Borrower's income tax return and also, from time to time, such other financial information with respect to Borrower as Lender may reasonably request.

         Borrower will cause Alterra to keep proper books of record and account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles and will cause Alterra to deliver to Lender, within one hundred twenty (120) days after the end of its fiscal year, a copy of the annual audited financial statements of Alterra relating to such fiscal year, such statements to include (a) the balance sheet of Alterra, at the end of such fiscal year and (b) the related income statement and statement of changes in the financial position of Alterra, for such fiscal year, prepared by Alterra's certified public accountants. Borrower will also cause Alterra to provide Lender with copies of quarterly internally prepared financial statements within sixty (60) days of the conclusion of the last day of each of Alterra's fiscal quarters.

         Borrower will cause ALE to keep proper books of record and account in which full, true and correct entries shall be made in accordance with sound accounting principles and will cause ALE to deliver to Lender within one hundred fifty (150) days after the end of its fiscal year, a copy of the annual compiled or, if available, reviewed financial statements of ALE relating to such fiscal year, such statements to include (a) the balance sheet of ALE, at the end of such fiscal year and (b) the related income statement and statement of changes in the financial position of ALE, for such fiscal year, prepared by such certified public accountants as may be reasonably satisfactory to Lender.

         (h) WAIVER BY BORROWER. Borrower and each endorser of this Note hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code of 1978, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

         (i) COMPLIANCE WITH USURY LAWS. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender or the holder hereof, or collected by Lender or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower, any endorser or Guarantor and Lender.

         (j) GOVERNING LAW; SUBMISSION TO JURISDICTION. This Note shall be governed by and construed under the laws of the State of New York. To the extent permitted by applicable law, Borrower and each endorser hereby submits to personal jurisdiction in said state for the enforcement of Borrower's obligations hereunder or under any other Loan Document and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of litigation to enforce such obligations of Borrower.

         (k) WAIVER OF JURY TRIAL. BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) CONNECTED WITH OR RELATED TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE LOAN, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND KEY CORPORATE CAPITAL INC. MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF BORROWER'S CONSENT TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         (l) NOTICES. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service or (iv) sent by telecopy (with hard copy to follow by another accepted method), in each instance addressed to the addresses set forth at the head of this Note, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery or overnight courier, upon tender of delivery, and in the case of mail, three business days after postmark and in the case of telecopy, upon receipt of such telecopy independently confirmed by other than sender's machine. A copy of any notice issued hereunder shall be sent to ALE at 250 South Clinton Street, Syracuse, New York 13202 (Attention: Neil A.
Rube) and to Alterra at 10000 Innovation Drive, Milwaukee, Wisconsin 53226 (Attention: Mark Ohlendorf).

         (m) ENTIRE AGREEMENT. This Note and the other Loan Documents constitute the entire understanding between Borrower and Lender and to the extent that any writings not signed by Lender or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this Note and the other Loan Documents, the same shall be null and void.

         (n) ALE OBLIGATIONS. ALE's obligations under this Note and the Loan Documents shall terminate if ALE no longer has an interest in Borrower.

         IN WITNESS WHEREOF, Borrower has executed this instrument the date first above written.
                                   CLINTON BROOKSIDE DRIVE, LLC
                                   By: ASSISTED LIVING EQUITIES, LLC,
                                         its member

                                   By: |S| Neil A. Rube
                                      ------------------------------------------
                                        Neil A. Rube, Executive Committee Member

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF ONONDAGA         )

         On this __ day of January, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared NEIL A. RUBE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                    --------------------------------------------
                                    Notary Public